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                                                                     EXHIBIT 3.3



                                    BYLAWS OF

                           TECHNICAL OLYMPIC USA, INC.

                                    ARTICLE I
                                     OFFICES

         1.01 Registered Office. The registered office of the Corporation, required by the General Corporation Law of the State of Delaware (the "DGCL") to be maintained in the State of Delaware, shall be the registered office named in the original Certificate of Incorporation of the Corporation, or such other office as may be designated, from time to time, by the Board of Directors in the manner provided by law. Should the Corporation maintain a principal office within the State of Delaware, such registered office need not be identical to such principal office of the Corporation.

         1.02 Other Offices. The Corporation may also have offices at such other places located within or without the State of Delaware as the Board of Directors may from time to time determine, or as the business of the Corporation may require.

                                   ARTICLE II
                                  STOCKHOLDERS

         2.01 Location of Meetings. Meetings of stockholders shall be held at the principal business office of the Corporation, or at any other location that may be specified in the notice of the meeting or in a duly executed waiver thereof. Meetings of stockholders may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         2.02 Annual Meetings. Unless a written consent of the stockholders is submitted to the Corporation pursuant to Section 2.10, an annual meeting of stockholders shall be held annually at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting. At this meeting, the stockholders shall elect a Board of Directors and may transact other business properly brought before the meeting. The failure to hold the annual meeting or to file the written consent in lieu thereof will not cause a forfeiture or dissolution of the Corporation.

         2.03 List of Stockholders. At least ten (10) days before each meeting of stockholders, a complete list of stockholders entitled to vote at said meeting, arranged in alphabetical order, with the address of each and the number of voting shares registered in the name of each, shall be prepared by the officer or agent having charge of the stock transfer book. This list shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours for a period of ten (10) days prior to such






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meeting. This list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the entire time of the meeting.

         2.04 Special Meetings. Special meetings of the stockholders may be called by the President, the Board of Directors, or the Chairman of the Board of Directors, if one is appointed.

         2.05 Notice of Meetings. A written or printed notice stating the place, if any, day and hour of any meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, the Chairman of the Board of Directors, if one is appointed, or the officer or person calling the meeting, to each stockholder of record entitled to vote at the meeting. If mailed, notice shall be deemed to be delivered when deposited, postage prepaid, in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation. If a stockholder gives no address, notice shall be deemed to have been given to the stockholder if sent by mail or other written communication addressed to the place where the Corporation's registered office is located, or if published at least once in some newspaper of general circulation in the county in which the Corporation's registered office is located. Where notice is required to be given and notice of two (2) previous consecutive annual meetings or notices of meetings or notice of taking of action without a meeting by written consent have been mailed and addressed to a stockholder at the address as shown on the records of the Corporation and have been returned undeliverable, the giving of further notice to the stockholder is not required. Without limiting the manner by which notice may otherwise be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

         2.06 Quorum. The holders of a majority of shares entitled to vote or, in the event of any vote by class or classes, a majority of each class of the shares entitled to vote as a class, represented in person or by proxy, shall constitute a quorum at meetings of stockholders, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have the power to adjourn the meeting, from time to time, without notice other than announcement at the meeting. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         2.07 Majority May Conduct Business. When a quorum is present at the meeting, the vote of the holders of a majority of all the shares entitled to vote, represented in person or by proxy, shall be the act of the stockholders' meeting, unless the vote of a greater number is required by law, the Certificate of Incorporation or these Bylaws.

         2.08 Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders, except to the extent that the voting rights of the shares of any class shall be limited or denied by the Certificate of Incorporation and except as otherwise provided by law. Shares registered in the name of another






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corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaw (or comparable instrument) of such corporation may prescribe, or in the absence of such provision, as the Board of Directors (or comparable body) of such corporation may determine. Shares registered in the name of a deceased person may be voted by his executor or administrator, either in person or by proxy.

         2.09 Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Proxies for use at any meeting of stockholders shall be filed with the Secretary, or such other officer as the Board of Directors may, from time to time, determine by resolution, before or at the time of the meeting. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting who shall decide all questions respecting the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions.

         No proxy shall be valid after three (3) years from its date, unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power.

         Should a proxy designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.

         The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it and such shares shall not be counted for quorum purposes.

         2.10 Action Without Meeting. Any action required by law to be taken at a meeting of the stockholders, or any action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders entitled to vote with respect to the subject matter thereof which hold the requisite voting power of the Corporation required to approve the action.

         2.11 Record Dates. For the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed sixty (60) days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of, or to vote at, a meeting of stockholders, the books shall be closed for at least ten (10) days immediately preceding the meeting.




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         In lieu of closing the stock transfer books, the Board of Directors may fix in advance as the record date for determination of stockholders, a date in any case to be not more than sixty (60) days in case of a meeting or stockholders and not less than ten (10) days prior to the date on which the particular action requiring the determination of stockholders is to be taken.

         If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders, or entitled to receive payment of a dividend, the date on which the resolution of the Board of Directors declaring such dividend is adopted, shall be the record date for determination of stockholders.

         When a determination of stockholders entitled to vote at any meeting of stockholders has been made, as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired, in which case a new determination shall be made in accordance with the provisions of this section.

         2.12 Business to be Brought Before the Annual Meeting. To be properly brought before the annual meeting of stockholders, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this
Section 2.12, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.12. In addition to any other applicable requirements, for business to be brought before an annual meeting by a stockholder of the Corporation, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 days prior to the anniversary date of the proxy statement for the preceding annual meeting of stockholders of the Corporation. A stockholder's notice to the Secretary shall set forth as to each matter (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the acquisition date, the class and the number of shares of voting stock of the Corporation which are owned beneficially by the stockholder, (iv) any material interest of the stockholder in such business, and (v) a representation that the stockholder intends to appear in person or by proxy at the meeting to bring the proposed business before the meeting.

         Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2.12.

         The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.12, and if the chairman should so determine, the chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.




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         Notwithstanding the foregoing provisions of this Section 2.12, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.12.

                                   ARTICLE III
                                    DIRECTORS

         3.01 Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and do all lawful acts and things as are not by law or by the Certificate of Incorporation, or by these Bylaws, directed or required to be exercised or done by the stockholders.

         3.02 Number and Election. Subject to the rights of the holders of any series of preferred stock or any other series or class of stock to elect directors under specified circumstances or except as otherwise fixed pursuant to the provisions of the Certificate of Incorporation, as amended, the number of directors constituting the initial Board of Directors of the Corporation shall be as set forth in the Certificate of Incorporation, as amended, and the number of directors may be changed by the Board of Directors, from time to time, by appropriate resolution by the Board of Directors, provided the number of directors shall not be less than one (1) nor more than fifteen (15). The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.05, and each director elected shall hold office until the next succeeding annual meeting and until his successor shall have been elected and qualified, except as otherwise provided in the Certificate of Incorporation or in these Bylaws. Directors need not be residents of the State of Delaware or stockholders of the Corporation.

         3.03 Elections to Fill Vacancies. Subject to the rights of the holders of any series of preferred stock or any other series or class of stock to elect directors under specified circumstances, any vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

         3.04 Location of Meetings. Meetings of the Board of Directors, regular or special, may be held either within or outside the State of Delaware. Members of the Board of Directors or of committees thereof may participate in and hold a meeting of the Board of Directors or committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         3.05 First Meeting of Newly Elected Board. The first meeting of each newly elected Board of Directors shall be held at such time and place directly following the annual meeting of the stockholders or as shall be fixed by the vote of the stockholders at their annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided that a quorum shall be present. In the event such meeting is not held after the annual meeting of the stockholders, or in the event of a failure of the stockholders




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to fix the time and place of the first meeting of the newly elected Board of
Directors, or in the event the meeting is not held at the time and place so fixed by the stockholders such meeting may be held at the time and place specified in a notice given as provided for special meetings of the Board of Directors, or as specified in a written waiver signed by all of the directors.

         3.06 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and places as shall, from time to time, be determined by the Board.

         3.07 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President. Notice of special meetings of the Board of Directors may be given personally, either verbally or in writing, or sent in writing by United States mail, or by facsimile. In case the notice is mailed, the notice shall be deposited in the mail at the place in which the principal business office of the Corporation is located at least five (5) days prior to the time of the holding of the meeting. In case the notice is delivered personally, either verbally or in writing, or is sent by facsimile, the notice shall be so delivered at least two (2) hours prior to the time of the holding of the meeting. The delivery, mailing, or sending by facsimile, as above provided, shall constitute due, legal and personal notice to the director. Notice shall be given by the person calling the meeting or by the Secretary. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in any notice or waiver of notice, except as may otherwise be expressly provided by law, the Certificate of Incorporation or these Bylaws.

         3.08 Quorum. A majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless a greater number is required by law, the Certificate of Incorporation or these Bylaws. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

         3.09 Action Without Meeting. Any action that may be taken by a committee empowered by the Board of Directors or by the Board of Directors at a meeting, may be taken without a meeting if a consent in writing setting forth the actions so taken shall be signed by all of the members of such committee or all of the directors.

         3.10 Compensation. Directors, as such, shall not receive any salary for their services, but by resolution of the Board may receive a fixed sum and necessary expenses of attendance of each regular or special meeting of the Board of Directors. Members of a committee empowered by the Board of Directors, by resolution of the Board of Directors, may be allowed like compensation for attending committee meetings. Nothing herein contained shall be construed to preclude any director from serving the Corporation in another capacity and receiving compensation therefor.




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                                   ARTICLE IV
                                     NOTICES

         4.01 Content and Method. Notices to directors and stockholders shall be in writing, unless otherwise provided in these Bylaws, shall specify the time and place of the meeting, and shall be delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed given at the time when the notice is placed in the United States mail, postage prepaid. Notice to directors may also be given by facsimile.

         4.02 Waiver of Notice. Whenever any notice is required to be given to any stockholder or director under the provisions of applicable statutes, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of notice.

         4.03 Attendance Construed as Waiver of Notice. Attendance of a stockholder, in person or by proxy, or a director at a meeting shall constitute a waiver of notice of such meeting, except where a director or stockholder attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                    ARTICLE V
                                    OFFICERS

         5.01 Titles. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and, in the discretion of the Board of Directors, such other officers as are contemplated by Section 5.03 hereof, each of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person.

         5.02 Election. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall elect a President, a Secretary, and a Treasurer and may elect one or more Vice Presidents, none of whom needs to be a member of the Board, and may appoint a Chairman of the Board.

         5.03 Other Officers. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors.

         5.04 Compensation. The compensation of the President, any Vice Presidents, the Secretary and the Treasurer shall be fixed by the Board of Directors, but the compensation of all minor officers and all other agents and employees of the Corporation may be fixed by the President, or such other officer as is empowered by the Board of Directors, unless by resolution the Board of Directors shall determine otherwise.

         5.05 Term of Office. Each officer of the Corporation shall hold office until his successor is chosen and qualifies, or until his death or removal or resignation from office. Any officer, agent or member of a Board-appointed committee elected or appointed by the Board of Directors may be removed by a majority vote of the Board of Directors whenever, in its judgment, the best interest of the Corporation will be served thereby, but such removal shall be






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without prejudice to the contract rights, if any, of the person so removed. Any vacancy occurring in an office of the Corporation, for any reason, may be filled by the Board of Directors.

         5.06 Chairman of the Board. In the event that a Chairman of the Board is designated by the Board of Directors, the Chairman of the Board shall preside over all meetings of the stockholders and of the Board of Directors. He shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chairman of the Board shall have such other powers and duties as may be assigned to him, from time to time, by the Board of Directors.

         5.07 President. In the absence of the Chairman of the Board, the President shall preside at all meetings of the stockholders and, if the President is also a member of the Board of Directors, at all meetings of the directors. Unless the Board of Directors shall otherwise direct, the President shall have general and active management responsibility for the business of the Corporation.

         5.08 Vice Presidents. In the event that the Board of Directors shall provide for one or more Vice Presidents, then each of the Vice Presidents, in the order of his seniority, unless otherwise determined by the Board of Directors, shall in the absence or disability of the President, serve in the capacity of the President and perform the duties and exercise the powers of the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors shall from time to time prescribe.

         5.09 Secretary. The Secretary shall:

                  (a) attend all meetings of the Board of Directors and of the stockholders, and shall record all votes and keep the minutes of all such proceedings in one or more books kept for that purpose;

                  (b) give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors;

                  (c) keep in safe custody the seal of the Corporation, and, when authorized by the Board of Directors, affix the same to any instrument requiring it and when so affixed, it shall be attested by the Secretary's signature, or by the signature of the Treasurer, if any, or any Assistant Secretary or Assistant Treasurer; and

                  (d) perform all duties incidental to the office of Secretary and such other duties as, from time to time, may be assigned to the Secretary by the Board of Directors or by an executive officer under whose supervision the Secretary shall function.

         5.10 Assistant Secretaries. Each Assistant Secretary, if any, in the order of his seniority, unless otherwise determined by the Board of Directors, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary, and shall perform such other duties and have such other powers as the Board of Directors may, from time to time, prescribe.




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         5.11 Treasurer. The Treasurer shall:

                  (a) have custody of the corporate funds and securities;

                  (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

                  (c) deposit all money and other valuable effects in the name and to the credit of the Corporation;

                  (d) disburse such funds of the Corporation and take proper vouchers for all disbursements;

                  (e) render to the Board of Directors at the regular meetings of the Board of Directors, or whenever the Board of Directors may require, an account of all transactions entered into under this Section 5.11 and of the financial condition of the Corporation; and

                  (f) perform all such other duties as, from time to time, may be assigned to him by the Board of Directors.

         5.12 Assistant Treasurers. Each Assistant Treasurer, if any, in the order of his seniority, unless otherwise determined by the Board of Directors, shall in the absence of disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties and have such other powers as the Board of Directors may, from time to time, prescribe.

                                   ARTICLE VI
                                   COMMITTEES

         6.01 Designation; Powers. The Board of Directors may designate one or more committees, including, if they shall so determine, an executive committee, each such committee to consist of one or more of the directors of the Corporation. Any such designated committee shall, subject to the provisions of the DGCL, have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in such resolution. Any such designated committee may authorize the seal of the Corporation to be affixed to all papers which may require it. In addition to the above, such committee or committees shall have such other powers and limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

         6.02 Procedure; Meetings; Quorum. Any committee designated pursuant to this Article VI shall choose its own chairman, shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules, or by resolution of such committee or resolution of the Board of Directors. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.




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         6.03 Substitution of Members. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

                                   ARTICLE VII
                        CERTIFICATES REPRESENTING SHARES

         7.01 Description. The Corporation shall deliver certificates representing all shares to which stockholders are entitled. Certificates shall be signed by the President and the Secretary of the Corporation, or in the absence of the President and/or Secretary, a Vice President and/or Assistant Secretary, if such officers have been appointed or elected by the Board of Directors and may be sealed with the seal of the Corporation or a facsimile thereof. No certificate shall be issued for any share until the consideration therefor has been fully paid. Each certificate shall be consecutively numbered and shall be entered in the books of the Corporation as issued. Each certificate representing shares shall state upon the face thereof that the Corporation is organized under the laws of the State of Delaware, the name of the person to whom issued, the number and class of shares, and the designation of the series, if any, which such certificate represents.

         7.02 Facsimile Signatures. The signature of officers upon a certificate may be facsimile. In the event that an officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before the certificate is issued, the certificate may be issued by the Corporation with the same effect as if he were such officer at the date of issuance.

         7.03 Lost Certificate. The Board of Directors may direct new certificate(s) to be issued in place of any certificate(s) previously issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate(s) to be lost or destroyed. When authorizing such issuance of new certificate(s), the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost or destroyed certificate(s), or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum and form and with such sureties as it may direct as an indemnity against any claim that may be made against the Corporation with respect to the certificate(s) alleged to have been lost or destroyed.

         7.04 Transfer of Shares. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney-in-fact. Upon surrender to the Corporation or the transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         7.05 Transfer Agents and Registrars. The Corporation may have one or more transfer agents and one or more registrars of its stock, whose respective duties the Board of Directors may, from time to time, define. No certificate of stock shall be valid until countersigned by a





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transfer agent, if the Corporation shall have a transfer agent, or until registered by the registrar, if the Corporation shall have a registrar. The duties of transfer agent and registrar may be combined.

         7.06 Registered Owners. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

         8.01 Dividends. The Board of Directors may declare and the Corporation may pay dividends on its outstanding shares in cash, property or its own shares, pursuant to the DGCL and subject to the provisions of its Certificate of Incorporation.

         8.02 Execution of Instruments. Unless otherwise authorized by the Board of Directors, deeds, transferees, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by a person who holds the office of Chairman of the Board or President or Vice President. In addition, the Board of Directors may, from time to time, direct the manner in which and the person or persons by whom any instrument or instruments may or shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same but no instrument is invalid merely because the corporate seal is not affixed thereto.

         8.03 Reserves. The Board of Directors may, by resolution, create a reserve or reserves out of earned surplus for any purpose or purposes, and may abolish any such reserve in the same manner.

         8.04 Signatures. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or other person or persons as the Board of Directors may, from time to time, designate.

         8.05 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         8.06 Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation and shall be in the form determined by the Board of Directors. The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed or in any other manner reproduced. The use of the seal is not necessary on any corporate document and its use or nonuse shall not, in any way, affect the legality of the document.

                                   ARTICLE IX
                                   AMENDMENTS

         Unless otherwise provided in the Certificate of Incorporation, these Bylaws may be altered, amended or repealed, and new bylaws may be adopted by the affirmative vote of a majority of either the Board of Directors or the holders of a majority of the shares entitled to





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vote, present at any meeting at which a quorum of each respective body is present, provided that notice of the proposed alteration, amendment, repeal or adoption shall be contained in the notice of the meeting. This power to alter, amend or repeal these Bylaws, and to adopt new bylaws, may be modified or divested by action of the holders of a majority of the shares entitled to vote taken at any regular or special meeting of the stockholders.

DATED:  Effective September 18, 2002





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